Exhibit 99.1

NEWS RELEASE

Statement from NOVAGOLD Chairman Dr. Thomas S. Kaplan

and President and CEO Gregory A. Lang Regarding the COVID-19 Health Crisis

March 23, 2020 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (“NOVAGOLD” or “the Company”) (NYSE American, TSX: NG) today released the following statement from its Chairman and largest shareholder, Dr. Thomas S. Kaplan, and President and CEO Gregory Lang regarding the strategy adopted by NOVAGOLD in response to the COVID-19 global health crisis.

Along with many of our peers in the mining industry, we feel that it is important to share with all our stakeholders the specific actions that we have taken to meet the challenge posed by the COVID-19 outbreak.

Physical Health and Minimizing Risk of COVID-19 Exposure

NOVAGOLD’s most important objective during this period is to secure the health and safety of its employees, partners, and contractors. As so many other companies have done, in recognition of the major threat posed by COVID-19, NOVAGOLD has implemented a wide-ranging set of policies at its offices in Salt Lake City and Vancouver, as well as at the Donlin Gold LLC office in Anchorage and Donlin Gold site, designed to ensure the safety and well-being of all employees and the people associated with them. In that regard, to reduce risk, our office employees have been asked to work from home, avoid all non-essential travel, adhere to good hygiene practices, and, if they must visit the office, engage in social distancing.

NOVAGOLD and its partner Barrick Gold through Donlin Gold LLC have implemented a wide-ranging set of policies consistent with the State of Alaska’s requirements, recommendations, and precautions for State activities and aimed at achieving the same objectives at the Donlin Gold project site:

►	Screening all employees and contractors visiting the Donlin Gold project site prior to their departure for site and periodically during their stay. Should any individual exhibit any symptoms of illness, they will be evaluated to determine if they need to be isolated and evacuated from site;

►	Increased housekeeping staff and implementing more frequent sanitization practices;

►	Regularly conducting safety meetings designed to address sound hygiene and sanitization practices; and

►	Requesting all employees to monitor their health and consult the site medic if feeling any symptoms of illness.

In addition, Donlin Gold LLC has reached out to Calista Corporation (Calista) and The Kuskokwim Corporation (TKC), Donlin Gold’s Native Corporation partners and owners of the project’s subsurface and surface rights, respectively, to offer help and assistance with COVID-19 related issues at this time of great need.

While the 2020 drill program continues at this date, NOVAGOLD recognizes that the crisis is fluid and is monitoring the State of Alaska health recommendations and will make the necessary adjustments including pushing back the timeline for the remainder of the program.

Financial Health

As befits a company whose corporate strategy is focused on maintaining the full integrity as well as enhancing the durability of its option value for shareholders, it should also be mentioned that, as the challenges posed by COVID-19 go beyond the physical health of a corporation’s staff, we wish to assure our shareholders that the Company’s financial health remains exceptionally robust to weather the current crisis.

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A unique feature and benefit of being a NOVAGOLD shareholder is not only owning a piece of one of the rarest gold assets in the world but also a Company with a strong balance sheet and projected expenses that are comfortably within its means. NOVAGOLD has not needed to go back to the market in more than eight years to raise funds and is conservatively managed to avoid any need to seek financing in the near term. In 2020, we are projecting expenses of $31 million. With $148.5 million in cash and term deposits as of November 30, 2019, the management team can focus entirely on moving Donlin Gold forward while addressing the safety and health of our employees, contractors, partners and communities in which we operate without the distraction of needing to raise additional capital. We have a strong balance sheet, which does not include an additional $75 million expected to come from Newmont Mining next year, and $25 million more in 2023, or a further $75 million contingent payment on top of that which we could receive if and when the Galore Creek project owners approve a construction plan.

Based on these commitments and projected needs, the Company believes it has sufficient funds to advance Donlin Gold without the need to raise capital until markets, and indeed the rest of the world, are considerably healthier and a construction decision is made.

NOVAGOLD’s Overall Approach to Risk

The composition as well as nature of much of the Company’s ownership base is reflective of much of NOVAGOLD’s philosophy. First and foremost is our recognition that, while the upside of NOVAGOLD is clearly extraordinary, little of that would matter were its management not attuned to the many risks that characterize today’s world. In the Chairman’s Q&A section of our 2019 Annual Report, which was written around the New Year and hence did not reference the COVID-19 pandemic, we address NOVAGOLD’s positioning in terms of its downside protections. The following excerpt should re-assure our employees, shareholders, contractors, partners and communities of the economic security of the Company as we focus on responding to the COVID-19 global health crisis:

14. Do you still see NOVAGOLD as well-positioned in terms of its downside protections, or is the gold market past the need for that?

One should never be past thinking in terms of downside protection. Indeed, as a seasoned player in the natural resources space who strongly believes in the notion that if an investor has covered the downside the upside will take care of itself, let me actually highlight the downside protections we’ve put in place for NOVAGOLD’s owners in order to ensure that your company, effectively an unexpiring warrant without time decay, is positioned to prosper.

As a pure play on a federally permitted mining project – on Native Corporation land already designated for mining – we believe Donlin Gold will constitute the largest single pure gold mine in the world, in one of the few parts of the world where mining is welcomed and the rule of law isn’t a novelty. The project has tremendous support at the local, state, and federal levels.

And we have a well-managed, tier-one partner in Barrick Gold. Moreover, as of fiscal year-end 2019, NOVAGOLD had a balance sheet that, between cash on hand and receivables, was approximately $248 million, with maybe more to come. With federal permitting behind us, and Galore Creek monetized, NOVAGOLD’s current obligated burn rate is nominal at a time when we are flush with cash.

What this means is that, were the gold price to go down before they revive in full, and should we face challenging times, we simply could not go out of business under any reasonable scenario. While I don’t believe that the fundamentals of gold, or the industry, require a washout to set the stage for gold’s next big move higher, these head fakes do happen. Shakeouts before a blistering move upward are classic chart patterns. Think of a V-bottom and you may recall a few. This is assuredly not a scenario our shareholders should fear – the Electrum team having been in that movie several times over the years and knowing well from firsthand experience how to position our portfolio companies in order to identify opportunity in market displacements.

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We have thus deliberately positioned NOVAGOLD in such a manner that we likely would not need to raise capital, even if the resumption of the gold bull market is delayed by a temporary downturn in gold price – including a sharp one. If anything, under certain circumstances, the company might determine that its shares are worth more than the metal itself and buy some back. Put differently, an investor can expect that, when gold is acknowledged to have put in its bottom, we will not have diluted our fully intact optionality on our reserve base. For an investor, these robust downside protections provide a true differentiator.

For complete access to NOVAGOLD’s 2019 Annual Report, you can use the following link: https://bit.ly/32Sr1vz.

To conclude, all our stakeholders should know that there is absolutely nothing more important to us than their health and safety, and that of their families and our partners. We are committed to maintaining maximum vigilance as we monitor this crisis, and to follow the guidelines set out by the relevant authorities as well as the best practices standards of our peers in the industry.

On behalf of the NOVAGOLD management and board of directors, we wish you, your families and loved ones good health, strength, and courage.

Dr. Thomas S. Kaplan Chairman	Gregory A. Lang President & CEO

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company focused on the development of its 50%-owned Donlin Gold project in Alaska, one of the safest mining jurisdictions in the world. With approximately 39 million ounces of gold in the measured and indicated mineral resource categories, inclusive of proven and probable mineral reserves (541 million tonnes at an average grade of approximately 2.24 grams per tonne in the measured and indicated resource categories on a 100% basis),1 Donlin Gold is regarded to be one of the largest, highest-grade, and most prospective known open pit gold deposits in the world. According to the Second Updated Feasibility Study (as defined below), once in production, Donlin Gold is expected to produce an average of more than one million ounces per year over a 27-year mine life on a 100% basis. The Donlin Gold project has substantial exploration potential beyond the designed footprint which currently covers three kilometers of an approximately eight-kilometer long gold-bearing trend. Current activities at Donlin Gold are focused on state permitting, optimization work, community outreach and workforce development in preparation for the construction and operation of this project. With a strong balance sheet, NOVAGOLD is well-positioned to fund its share of permitting and optimization advancement efforts at the Donlin Gold project.

Scientific and Technical Information

Some scientific and technical information contained herein with respect to the Donlin Gold project is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” prepared by AMEC with an effective date of November 18, 2011, as amended January 20, 2012 (the “Second Updated Feasibility Study”). Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), and Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent “qualified persons” as defined by NI 43-101.

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1 Donlin Gold data as per the Second Updated Feasibility Study (as defined herein). Donlin Gold measured resources of approximately 8 Mt grading 2.52 g/t and indicated resources of approximately 534 Mt grading 2.24 g/t, each on a 100% basis and inclusive of mineral reserves. Mineral resources have been estimated in accordance with NI 43-101.

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Clifford Krall, P.E., who is the Mine Engineering Manager for NOVAGOLD and a “qualified person” under NI 43-101, has approved and verified the scientific and technical information related to the Donlin Gold project contained in this press release.

NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

Jason Mercier
Manager, Investor Relations

604-669-6227 or 1-866-669-6227

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements include statements regarding the impact of precautionary measures that we have adopted on the safety and well-being of our and Donlin Gold’s employees, the ability of the Company, the sufficiency of funds to continue to advance development of Donlin Gold; expectations regarding the price or performance of gold; the potential development and construction of Donlin Gold; perceived merit of properties; the advancement of optimization studies at Donlin Gold; potential opportunities to enhance or maximize the value of Donlin Gold; sufficiency of funds for the Company to advance Donlin Gold without additional financing; the timing and likelihood of permits; opportunities to reduce capital outlays and improve project economics; mine life and production estimates at Donlin Gold; the exploration potential of Donlin Gold; mineral reserve and resource estimates; work programs; capital expenditures; timelines; strategic plans; benefits of the Donlin Gold project and market prices for precious metals; whether the final $75 million promissory note from the sale of Galore Creek will mature and be payable, and future share price performance of NOVAGOLD. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are not historical facts but instead represent NOVAGOLD’s management expectations, estimates and projections regarding future events or circumstances on the date the statements are made.

Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of permits; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for continued cooperation between NOVAGOLD and Barrick Gold Corp. for the continued exploration, and development and eventual construction of the Donlin Gold property; the need for cooperation of government agencies and native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; whether a positive construction decision will be made regarding Donlin Gold or Galore Creek; and other risks and uncertainties disclosed in reports and documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC) Industry Guide 7 (“SEC Industry Guide 7”), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. NOVAGOLD’s disclosure concerning Reserve & Resources Estimates remains consistent with NI 43-101. Under SEC Industry Guide 7, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. SEC Industry Guide 7 normally does not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” under SEC Industry Guide 7 in documents filed with the SEC. Investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” under SEC Industry Guide 7 as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of SEC Industry Guide 7, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves” under SEC Industry Guide 7. Donlin Gold does not have known reserves, as defined under SEC Industry Guide 7. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with SEC Industry Guide 7.

On October 31, 2018, the SEC adopted a final rule (“New Final Rule”) that will replace SEC Industry Guide 7 with new disclosure requirements that are more closely aligned with current industry and global regulatory practices and standards, including NI 43-101. Companies must comply with the New Final Rule for the Company’s first fiscal year beginning on or after January 1, 2021, which for NOVAGOLD would be the fiscal year beginning December 1, 2021. The New Final Rule provides that SEC Industry Guide 7 will remain effective until all registrants are required to comply with the New Final Rule, at which time SEC Industry Guide 7 will be rescinded. While early voluntary compliance with the New Final Rule is permitted, NOVAGOLD has not elected to comply with the New Final Rule at this time.

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